Exhibit 1.1

CTO REALTY GROWTH, INC.

Shares of Common Stock

(Par Value $0.01 Per Share)

EQUITY DISTRIBUTION AGREEMENT

Dated: April 30, 2021

i

EXHIBITS

Exhibit A	–	Terms Agreement

Exhibit B	–	Form of Placement Notice

Exhibit C	–	Authorized Individuals for Placement Notices and Acceptances

Exhibit D	–	Compensation

Exhibit E	–	Officers’ Certificate

Exhibit F	–	Form of Corporate Opinion and Negative Assurance Letter of Vinson & Elkins L.L.P.

Exhibit G	–	Form of Tax Opinion of Vinson & Elkins L.L.P.

Exhibit H	–	Form of Opinion of Venable LLP

Exhibit I	–	Permitted Free Writing Prospectus

ii

CTO Realty Growth, Inc.

(a Maryland corporation)

Shares of Common Stock

(Par Value $0.01 Per Share)

EQUITY DISTRIBUTION AGREEMENT

April 30, 2021

[NAME]

[ADDRESS]

[ADDRESS]

As Manager

Ladies and Gentlemen:

CTO Realty Growth, Inc., a Maryland corporation (the “Company”), confirms its agreement with [NAME], in its capacity as agent for the Company and/or principal in connection with the offering and sale of any Securities (as defined below) hereunder (the “Manager”), as follows:

SECTION 1 DESCRIPTION OF SECURITIES.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth in this Agreement and any Terms Agreement (as defined below), as applicable, the Company may issue and sell, in the manner contemplated by this Agreement, shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $150,000,000 (the “Maximum Amount”). Where the context requires, the term “Securities” as used herein shall include the definition of the same under the Alternative Distribution Agreements (as defined below).

The Company agrees that whenever it determines to sell Securities directly to any Manager, as principal, it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Exhibit A hereto, relating to such sale in accordance with Section 2(e) hereof. References herein to “this Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this Agreement and any applicable Terms Agreement.

Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the maximum aggregate offering price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and the Manager shall have no obligation in connection with such compliance. The issuance and sale of the Securities through the Manager, as principal or agent, will be effected pursuant to the Registration Statement (as defined below) that was filed by the Company under the Securities Act of 1933, as amended (collectively with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”) thereunder, the “Securities Act”).

The Company has filed, in accordance with the provisions of the Securities Act, with the Commission a shelf registration statement on Form S-3 (File No. 333-254970), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, which shelf registration statement, including any amendments thereto, has been declared effective by the Commission under the Securities Act and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Manager for use by the Manager copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, on each date and time that such registration statement and any post-effective amendment thereto initially became or becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B under the Securities Act (the “Rule 430B Information”), is herein called the “Registration Statement.” The base prospectus included in the Registration Statement, including all documents incorporated therein by reference, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, is herein called the “Prospectus.” Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”); all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433 under the Securities Act, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by the Manager outside of the United States. All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Aggregate Sales Price” means, with respect to a period, the sum of the Sales Prices for all Securities sold during such period.

“Applicable Time” means the time of each sale of any Securities pursuant to this Agreement or any relevant Terms Agreement.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the date this Agreement is terminated pursuant to Section 12 hereof.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit I hereto, in each case in the form furnished (electronically or otherwise) to the Manager for use in connection with the offering of the Securities.

“NYSE” means The New York Stock Exchange.

“Rule 158,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

“Sales Price” means, for each Placement hereunder, the actual sale execution price of each Security sold by the Manager on the NYSE hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale. Where the context requires, the term “Sales Price” as used herein shall include the definition of the same under the Alternative Distribution Agreements.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Selling Period” means the period of one to 20 consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date.

“Trading Day” means any day which is a trading day on the NYSE.

The Manager has been appointed by the Company as its agent to sell the Securities and agrees to use commercially reasonable efforts to sell the Securities offered by the Company upon the terms and subject to the conditions contained herein.

The Company has also entered into separate equity distribution agreements (each, an “Alternative Distribution Agreement” and, together with any other equity distribution agreement with respect to the Securities into which the Company may enter, the “Alternative Distribution Agreements”), dated as of even date herewith, with [●]1 (and, as applicable, their respective affiliates) (each, in its capacity as agent and/or principal thereunder, and, together with any other such agent and/or principal with which the Company enters into an Alternative Distribution Agreement, an “Alternative Manager”), for the issuance and sale of Securities from time to time through the applicable Alternative Managers on the terms set forth in the applicable Alternative Distribution Agreements. The aggregate offering price of the Securities that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount.

SECTION 2 PLACEMENTS.

(a)    Upon the terms and subject to the conditions of this Agreement, on any Trading Day as provided in Section 2(c) hereof during the Commitment Period on which the conditions set forth in Section 9 hereof have been satisfied that the Company wishes to issue and sell Securities hereunder (each, a “Placement”), the Company will deliver an email notice (or other method mutually agreed to in writing by the parties) to the Manager containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day, any minimum price below which sales may not be made or a formula pursuant to which such minimum price shall be determined (a “Placement Notice”), a form of which containing such minimum sales parameters necessary with respect to Placements is attached hereto as Exhibit B hereto. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit C hereto (with a copy to each of the other individuals from the Company listed on such Exhibit C), and shall be addressed to each of the individuals from the Manager set forth on Exhibit C hereto, as such Exhibit C may be amended from time to time.

(b)    If the Manager wishes to accept such proposed terms included in the Placement Notice (which the Manager may decline to do for any reason in the Manager’s sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Manager will, prior to 4:30 p.m. (New York City Time) on the business day following the business day on which such Placement Notice is delivered to the Manager issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Manager set forth on Exhibit C hereto setting forth the terms that the Manager is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Manager until the Company delivers to the Manager an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Manager set forth on Exhibit C hereto. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Manager’s acceptance of the terms of the Placement Notice or upon receipt by the Manager of

[1]	Alternative Managers to be listed.

the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of the prior paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 12 hereof or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 hereof. The termination of the effectiveness of a Placement Notice as set forth in the prior sentence shall not affect or impair any party’s obligations with respect to any Securities sold hereunder prior to such termination or any Securities sold under any Alternative Distribution Agreement. It is expressly acknowledged and agreed that neither the Company nor the Manager will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Manager and either (i) the Manager accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

(c)    No Placement Notice may be delivered hereunder other than on a Trading Day during the Commitment Period; no Placement Notice may be delivered hereunder if the Selling Period specified therein may overlap in whole or in part with any Selling Period specified in a Placement Notice (as amended by the corresponding Acceptance, if applicable) delivered hereunder or under any Alternative Distribution Agreement unless the Securities to be sold under all such previously delivered Placement Notices have all been sold.

(d)    Notwithstanding any other provision of this Agreement, any notice required to be delivered by the Company or by the Manager pursuant to this Section 2 may be delivered by telephone (confirmed promptly by email addressed to all of the individuals from the Company and the Manager set forth on Exhibit C hereto, which confirmation will be promptly acknowledged by the receiving party) or other method mutually agreed to in writing by the parties. For the avoidance of doubt, notices delivered by telephone shall originate from any of the individuals from the Company or the Manager set forth on Exhibit C hereto.

(e)    The Manager shall not have any obligation to purchase Securities from the Company as principal, unless the Company and the Manager agree as set forth below. Securities purchased from the Company by the Manager, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Managers and the Company as evidenced by a Terms Agreement. The Manager’s commitment to purchase Securities from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. In the event of a conflict between the terms of this Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

SECTION 3 SALE OF SECURITIES.

(a)    Subject to the provisions of Sections 2(b) and 6(a) hereof, upon the delivery of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the Manager will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Securities at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Manager will provide written confirmation to the Company no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Securities hereunder setting forth the number of Securities sold on such day, the corresponding Aggregate Sales Price, the compensation payable by the Company to the Manager pursuant to this Section 3(a) with respect to such sales, and the Net Proceeds payable to the Company, with an itemization of deductions made by the Manager (as set forth in Section 6(b) hereof) from the gross proceeds that it receives from such sales. The amount of any commission, discount or other compensation to be paid by the Company to the Manager, when the Manager is acting as agent, in connection with the sale of the Securities shall be determined in accordance with the terms set forth in Exhibit D hereto. The amount of any commission, discount or other compensation to be paid by the Company to the Manager, when the Manager is acting as principal, in connection with the sale of the Securities shall be as separately agreed among the parties hereto at the time of any such sales.

(b)    The Securities may be offered and sold by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker, or subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), by any other method permitted by law, including but not limited to, privately negotiated transactions.

SECTION 4 SUSPENSION OF SALES.

The Company or the Manager may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit C hereto, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by email correspondence to each of the individuals of the other party set forth on Exhibit C hereto), suspend any sale of Securities, and the applicable Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair any party’s obligations with respect to any Securities sold hereunder prior to the receipt of such notice or any Securities sold under any Alternative Distribution Agreement. The Company agrees that no such notice under this Section 4 shall be effective against the Manager unless it is made to one of the individuals named on Exhibit C hereto, as such Exhibit C may be amended from time to time; provided that the failure by the Company to deliver such notice shall in no way affect such party’s right to suspend the sale of Securities hereunder. The Manager agrees that no such notice shall be effective against the Company unless it is made to one of the individuals named on Exhibit C hereto, as such Exhibit C may be amended from time to time; provided that the failure by the Manager to deliver such notice shall in no way affect such party’s right to suspend the sale of Securities hereunder.

SECTION 5 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Manager as of the date hereof and as of each Representation Date (as defined below) on which certificates are required to be delivered pursuant to Section 7(o) hereof, as of each Applicable Time and as of each Settlement Date, as follows:

(a)    The Company satisfies all of the requirements of the Securities Act for use of Form S-3 for the offering of Securities contemplated hereby and has prepared and filed with the Commission the Registration Statement on Form S-3 (File No. 333-254970). The Registration Statement has been declared effective by the Commission. No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated against the Company or, to the knowledge of the Company, threatened by the Commission.

(b)    At the time of filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Common Stock, on the date hereof, on each Representation Date, on the date of any Terms Agreement, as of each Applicable Time and as of each Settlement Date, the Company was not, is not and will not be (as the case may be) an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(c)    The Registration Statement and the Prospectus, when filed and as of their respective dates, complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copies thereof delivered to the Manager for use in connection with the offer and sale of the Securities. The Registration Statement and any post-effective amendment thereto, at the time it became effective and each deemed effective date with respect to the Manager pursuant to Rule 430B(f)(2) under the Securities Act and at each Settlement Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Manager specifically for inclusion therein.

(d)    Any documents incorporated by reference into the Registration Statement and the Prospectus pursuant to Item 12 of Form S-3 (the “Incorporated Documents”) heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and no such further Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(e)    The Prospectus does not and will not, as of its date and on each Representation Date, as of each Applicable Time and as of each Settlement Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Manager specifically for inclusion therein.

(f)    Each Issuer Free Writing Prospectus (including, without limitation, any “road show” (as defined in Rule 433 under the Securities Act) that is a free writing prospectus under Rule 433 under the Securities Act) did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)    Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act on the date of first use, and the Company has complied with all of its prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Manager. The Company has retained in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act.

(h)    The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering or sale of the Securities other than the Registration Statement and the Prospectus and any Issuer Free Writing Prospectus to which the Manager has consented, which consent will not be unreasonably withheld or delayed, or that is required by applicable law or the listing maintenance requirements of the NYSE.

(i)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to own, lease and operate its properties (the “Company Properties”) and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto) and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties, assets, net worth, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(j)    Each subsidiary of the Company has been duly incorporated or formed and is validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, and each such subsidiary has the requisite corporate or similar power and authority to own, lease and operate its properties (collectively, with the Company Properties, the “Properties”) and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto) and is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement and the Prospectus, all of the outstanding shares of capital stock or other ownership interests of each subsidiary of the Company have been duly authorized and validly issued, are (as applicable) fully paid and nonassessable and are owned by the Company, directly or indirectly through subsidiaries, free and clear of any security interests, liens, encumbrances, equities or claims. None of the outstanding shares of capital stock or other ownership interests of any subsidiary of the Company was issued in violation of the preemptive or similar rights of the securityholder of such subsidiary.

(k)    The authorized capitalization of the Company is as set forth in the Registration Statement and the Prospectus. All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any securityholder of the Company. Except as described in the Registration Statement and the Prospectus, there are no outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for any shares of capital stock of the Company. The Securities to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered against full payment therefor in accordance with the terms hereof and any Terms Agreement, as applicable, will be validly issued, fully paid and nonassessable and will not be issued in violation of the preemptive or similar rights of any securityholder of the Company.

(l)    Except as disclosed in the Registration Statement and the Prospectus, the Company has no outstanding stock options or other equity-based awards of or to purchase shares of Common Stock pursuant to an equity-based compensation plan or otherwise.

(m)    This Agreement has been duly authorized, executed and delivered by the Company.

(n)    This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and except to the extent that any indemnification and contribution provisions hereof may be limited by federal or state securities laws or public policy considerations in respect thereof.

(o)    There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries or to which the Company or any of its subsidiaries or any of the Properties are subject, that are required to be described in the Registration Statement and the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Registration Statement and the Prospectus, there are no actions, suits, inquiries, proceedings or investigations by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company, threatened against or involving the Company or any of its subsidiaries, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent or adversely affect the transactions contemplated by this Agreement, nor, to the knowledge of the Company, is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not so described or filed. The Company has not received notice or been made aware that any other party is in breach of or default to the Company or the applicable subsidiary under any of such contracts.

(p)    None of the Company or any of its subsidiaries: is (i) in violation of (A) its articles of incorporation, bylaws, certificate of formation, limited liability company agreement, certificate of limited partnership, partnership agreement or other organizational document, (B) any federal, state or foreign law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries, or (C) any decree of any federal, state or foreign court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, except, in the case of (B) and (C), for violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (ii) in default in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, contract, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound, except for such defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company or any of its subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default.

(q)    Except as otherwise disclosed in the Registration Statement or the Prospectus, (i) the Company and its subsidiaries and the Properties have been and are in compliance with, and none of the Company or its subsidiaries has any liability under, applicable Environmental Laws (as hereinafter defined), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) none of the Company, its subsidiaries, or, to the knowledge of the Company, the prior owners or occupants of the Properties has at any time released (as such term is defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”)) or otherwise disposed of Hazardous Materials (as hereinafter defined) on, to or from the Properties, except for such releases or dispositions which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) the Company does not intend to use the Properties other than in compliance with applicable Environmental Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iv) the Company does not know of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on or beneath the Properties, or onto lands owned by the Company or its subsidiaries from which Hazardous Materials might seep, flow or drain into such waters, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (v) none of the Company or its subsidiaries has received any notice of, and the Company has no knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law with respect to the Properties or arising out of the conduct of the Company or its subsidiaries, except for such claims which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and which would not require disclosure pursuant to Environmental Laws and (vi) the Properties are not included or, to the knowledge of the Company, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or, to the knowledge of the Company proposed for inclusion on any similar list or inventory issued pursuant to any other applicable Environmental Law or issued by any other governmental authority. Except as described in the Registration Statement and the Prospectus, to the knowledge of the Company, there have been no and are no (i) aboveground or underground storage tanks, (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, (iii) asbestos or asbestos containing materials, (iv) lead based paints, (v) dry-cleaning facilities, or (vi) wet lands, in each case in, on, or under any of the Properties the existence of which has had, or is reasonably expected to have, a Material Adverse Effect.

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, including asbestos or any hazardous material as defined by any applicable federal, state or local environmental law, ordinance, statute, rule or regulation including, without limitation, CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to any of the foregoing (including environmental statutes not specifically defined herein) (individually, an “Environmental Law” and collectively, “Environmental Laws”) or by any federal, state or local governmental authority having or claiming jurisdiction over the Properties and other assets described in the Registration Statement and the Prospectus.

(r)    Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and except as described in the Registration Statement or the Prospectus, to the knowledge of the Company, (i) there has been no security breach or other security compromise of or relating to the Company’s information technology and computer systems, networks, hardware, software, data, trade secrets, or equipment (collectively, “IT Systems”); (ii) the Company’s IT Systems are adequate in all material respects for, and operate and perform as required in connection with, the operation of the business of the Company as currently conducted and are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; and (iii) the Company is presently in compliance with all applicable laws, regulations, contractual obligations and internal policies relating to data privacy and security or personally identifiable information.

(s)    Neither the issuance and sale of the Securities by the Company nor the execution, delivery and performance of this Agreement or any Terms Agreement by the Company (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official, except such as have been already obtained or may be required under the Securities Act, the Exchange Act, the rules of the NYSE, state securities or Blue Sky laws and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the organizational documents of the Company or any of its subsidiaries, (iii) constitutes or will constitute a breach of, or a default under, any Existing Instrument to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound, (iv) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any of their properties, or (v) results in a breach of, or default or Debt Repayment Triggering Event (as defined below) under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except, with respect to clauses (ii), (iii), (iv) and (v), such conflicts, breaches, defaults, violations, liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(t)    Grant Thornton LLP, who has certified certain financial statements and supporting schedules filed as part of the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(u)    The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company at the dates indicated and the results of operations, changes in equity and cash flows of the Company for the periods specified, and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods presented. Except as included in the Registration Statement and the Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus under the Securities Act. All disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, in each case to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v)    Except as disclosed in the Registration Statement and the Prospectus, since the date of the most recent audited financial statements included in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) none of the Company or any of its subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material transaction that is not in the ordinary course of business; (ii) none of the Company or any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) none of the Company or any of its subsidiaries is in default under the terms of any class of capital stock or other equity interests or any outstanding debt obligations, (iv) there has not been any material change in the indebtedness of the Company or its subsidiaries (other than in the ordinary course of business) and (v) there has not been any change, or any development or event involving a prospective change that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w)    The Company has filed with the Commission a registration statement on Form 8-A providing for the registration under the Exchange Act of the Common Stock, which registration is effective. The Securities have been, or prior to the first Settlement Date will be, approved for listing on the NYSE. The Company has taken no action designed to, or which is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(x)    Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Securities Act or otherwise, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities or for any other purpose.

(y)    The Company and each of its subsidiaries (A) have paid all federal and material state, local and foreign taxes (whether imposed directly, through withholding or otherwise and including any interest, additions to tax or penalties applicable thereto) required to be paid through the date hereof, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the applicable entity, (B) have timely filed all federal and other material tax returns required to be filed through the date hereof, and all such tax returns are true, correct and complete in all material respects, and (C) have established adequate reserves for all taxes that have accrued but are not yet due and payable. The charges, accruals and reserves on the books of the Company and each of its subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect. No tax deficiency has been asserted against the Company or its subsidiaries, nor does the Company know of any tax deficiency that could reasonably be asserted and, if determined adversely to any such entity, could have a Material Adverse Effect.

(z)    Except as set forth in the Registration Statement and the Prospectus, there are no transactions with “affiliates” (as defined in Rule 405 under the Securities Act) or any officer, director or securityholder of the Company (whether or not an affiliate) that are required by the Securities Act to be disclosed in the Registration Statement. Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, borrowers, customers or suppliers of the Company or any of its subsidiaries on the other hand that is required by the Securities Act to be disclosed in the Registration Statement and the Prospectus that is not so disclosed.

(aa)    The Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Prospectus, will not be, required to register as an “investment company” within the meaning of the Investment Company Act.

(bb)    The Company and its subsidiaries have good and marketable title to the Properties, in each case, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims or equities of any kind other than those that (A) are described in the Registration Statement and the Prospectus or (B) do not, individually or in the aggregate, materially affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Company and its subsidiaries. Except as described in the Registration Statement and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries have valid, subsisting and enforceable leases with the tenants of the Properties, (ii) no third party has an option or right of first refusal to purchase any of the Properties other than those that have been properly waived, (iii) the use and occupancy of each of the Properties complies with all applicable codes and zoning laws and regulations, and (iv) the Company has no knowledge of any pending or threatened condemnation or zoning change that will in any material respect affect the size of, use of, improvements of, construction on, or access to any of the Properties.

(cc)    Except as disclosed in the Registration Statement and the Prospectus, the mortgages and deeds of trust encumbering the Properties are not convertible nor will the Company or any of its subsidiaries hold a participating interest therein and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company.

(dd)    The Company and its subsidiaries have all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own the Properties and to conduct their business in the manner described in the Registration Statement and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus, except where the failure to have obtained any such permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and each of its subsidiaries has operated and is operating its business in material compliance with and not in material violation of its obligations with respect to each such permit and, to the knowledge of the Company, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit.

(ee)    The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement and the Prospectus, there has been no (1) material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) to the extent required by such rule.

(ff)    The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission of which the Company is required to comply, and the statements contained in each such certification were complete and correct as of the date of their execution. The Company and its subsidiaries are, and the Company has taken all necessary actions to ensure that the Company’s directors and officers in their capacities as such are, each in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder.

(gg)    None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (the “Foreign Corrupt Practices Act”), and the rules and regulations thereunder or any similar anti-corruption law (collectively, “Anti-Corruption Laws”), including, without limitation, taking any action in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Corruption Laws; the Company and its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance in all material respects therewith.

(hh)    None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC (a “Sanctioned Person”). In addition, none of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, employee, agent or affiliate of the Company, is an individual or entity currently the subject of any sanctions administered or enforced by OFAC, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of comprehensive Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”). The Company will not, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is a Sanctioned Person or Sanctioned Country, in each case, in any manner that will result in a violation by any person (including any person participating in the transaction, whether as Manager, underwriter, advisor, investor or otherwise) of Sanctions. Since their inception, none of the Company or any of its subsidiaries has knowingly engaged in, or is now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was a Sanctioned Person or with any Sanctioned Country.

(ii)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA PATRIOT Act of 2001, as amended, or the money laundering statutes of all jurisdictions where the Company conducts business (the “Anti-Money Laundering Laws”), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency.

(jj)    The Company, prior to the date hereof, has not made any offer or sale of securities, which could be “integrated” for purposes of the Securities Act with the offer and sale of the Securities pursuant to the Registration Statement and the Prospectus.

(kk)    Except as otherwise disclosed in the Registration Statement and the Prospectus, there are no pending or, to the knowledge of the Company, threatened costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for investigation, clean up, closure of the Properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll)    The Company and its subsidiaries maintain insurance of the types and in the amounts generally deemed adequate by the Company for the business of the Company and its subsidiaries, all of which insurance is in full force and effect in all material respects. Without limiting the generality of the foregoing, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and its subsidiaries carries or is entitled to the benefits of title insurance on the fee interests with respect to each Property with insurers of nationally recognized reputability, in an amount not less than such entity’s purchase price for the real property comprising such Property and as of the date that such entity first acquired the real property comprising such Property, insuring that such party is vested with good and insurable fee to each such Property.

(mm)    Each of the Company and its subsidiaries owns or has the valid right, title and interest in and to, or has valid licenses to use, each material trade name, trade and service marks, trade and service mark registrations, patent, patent applications copyright, licenses, inventions, technology, know-how, approval, trade secret and other similar rights (collectively, “Intellectual Property”) necessary for the conduct of the business of the Company and its subsidiaries as now conducted or as proposed in the Prospectus to be conducted. There is no claim pending against the Company or any of its subsidiaries with respect to any Intellectual Property and none of the Company or its subsidiaries have received notice or otherwise become aware that any Intellectual Property that such entities use or have used in the conduct of their business infringes upon or conflicts with the rights of any third party. None of the Company or any of its subsidiaries has become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

(nn)    The Company meets the definition of the term “experienced issuer” specified in FINRA Conduct Rule 5110(j)(6).

(oo)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) established or maintained by the Company and its subsidiaries (each, a “Plan”) are in compliance with ERISA and all other applicable state and federal laws; (ii) no “reportable event” (as defined in Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to each Plan; (iii) no “employee benefit plan” established or maintained by the Company or its subsidiaries, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA); (iv) none of the Company or any of its subsidiaries has incurred or reasonably expects to incur, any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan or (B) Sections 412, 4971, 4975 or 4980B of the Internal Revenue Code of 1986, as amended (the “Code”) in respect of a Plan; and (v) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification.

(pp)    The Company and its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such personal property by the Company and its subsidiaries or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(qq)    Except as described in the Registration Statement and the Prospectus, none of the Company or any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Manager for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(rr)    Other than as disclosed in the Registration Statement and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(ss)    Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(tt)    The Company intends to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2020 upon the filing of its U.S. federal income tax return for such year. The Company has been organized and operated in conformity with the requirements for qualification and taxation as REIT under the Code, and the Company’s current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2021 and thereafter. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and method of operation set forth in the Registration Statement and the Prospectus are true, complete and correct in all material respects.

(uu)    Except as disclosed in the Registration Statement and the Prospectus, the Company is not a party to or otherwise bound by any instrument or agreements that limits or prohibits (whether with or without the giving of notice or the passage of time or both), directly or indirectly, the Company from paying any dividends or making other distributions on its capital stock or partnership interests.

(vv)    No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or from making any other distribution on such subsidiary’s capital stock or similar ownership interest, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Except as described in the Registration Statement and the Prospectus, the Company does not (i) have any material lending or other relationship with the Manager or any affiliate of the Manager or (ii) intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to the Manager or any affiliate of the Manager.

(ww)    The statements included in the Registration Statement and the Prospectus under the headings “Description of Capital Stock,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” “Material U.S. Federal Income Tax Considerations,” and “Plan of Distribution,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(xx)    No securities issued by the Company or any of its subsidiaries are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) of the Exchange Act.

(yy)    The Shares of Common Stock are “actively traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

Any certificate signed by any officer or any authorized representative of the Company and delivered to the Manager or to counsel for the Manager shall be deemed a representation and warranty by the Company to the Manager as to the matters covered thereby as of the date or dates indicated on such certificate.

SECTION 6 SALE AND DELIVERY; SETTLEMENT.

(a)    Sale of Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Manager’s acceptance of the terms of a Placement Notice or upon receipt by the Manager of an Acceptance, as the case may be, and unless the sale of the Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Manager will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Securities at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that (i) there can be no assurance that the Manager will be successful in selling Securities, (ii) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Securities for any reason other than a failure by the Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Securities as required under this Section 6 and (iii) the Manager shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as required by a Terms Agreement or as otherwise agreed by the Manager in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b)    Settlement of Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Securities sold will be equal to the aggregate offering price received by the Manager at which such Securities were sold, after deduction for (i) the Manager’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 3 hereof, (ii) any other amounts due and payable by the Company to the Manager hereunder pursuant to Section 8(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Net Proceeds”).

(c)    Delivery of Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Securities being sold by crediting the Manager’s or its designee’s account (provided the Manager shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Manager will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10 hereto, it will (i) hold the Manager harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Manager any commission, discount, or other compensation to which it would otherwise have been entitled absent such default. If the Manager breaches this Agreement by failing to deliver the applicable Net Proceeds on any Settlement Date for Securities delivered by the Company, the Manager will pay the Company interest based on the effective overnight federal funds rate until such proceeds, together with interest, have been fully paid.

(d)    Denominations; Registration. The Securities shall be in such denominations and registered in such names as the Manager may request in writing at least one (1) full business day before the Settlement Date. The Company shall deliver the Securities, if any, through the facilities of The Depository Trust Company as described in the preceding paragraphs unless the Manager shall otherwise instruct.

(e)    Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement and any Terms Agreement would exceed the lesser of (A) together with all sales of Securities under this Agreement and any Terms Agreement and each of the Alternative Distribution Agreements, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, and (C) the amount authorized from time to time to be issued and sold under this Agreement and any Terms Agreement by the Company and notified to the Manager in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to the Manager in writing. Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement and any Terms Agreement and the Alternative Distribution Agreements exceed the Maximum Amount.

(f)    The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Securities shall only be effected by or through only one of the Manager or any Alternative Manager on any single given day, but in no event more than one, and the Company shall in no event request that the Manager or one or more of the Alternative Managers sell Securities on the same day; provided, however, that (a) the foregoing limitation shall not apply to (i) the exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, (b) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement and (c) such limitation shall not apply if, prior to any such request to sell Securities, all Securities the Company has previously requested the Manager or any Alternative Managers to sell have been sold, provided, however, that the foregoing shall not prohibit the Company from entering into a Terms Agreement with two or more Managers providing for such Managers, each acting severally as principal, to offer and sell Securities set forth in the Terms Agreements or prohibit or limit in any respect the offer or sale of Securities purchased by any Manager, as principal, from the Company pursuant to a Terms Agreement.

(g)    Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Securities and, by notice to the Manager given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Securities, and the Manager shall not be obligated to offer or sell any Securities, (i) during any period in which the Company is, or reasonably could be deemed to be, in possession of material non-public information, (ii) at any time during the period commencing on the 10th business day prior to the date (each, an “Announcement Date”) on which the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”), (iii) except as provided in Section 6(h) hereof, at any time from and including an Announcement Date through and including the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement; provided that, unless otherwise agreed between the Company and the Manager for purposes of (i) and (ii) above, such period shall be deemed to end at the time that is 24 hours after the relevant Filing Time.

(h)    If the Company wishes to offer, sell or deliver Securities at any time during the period from and including an Announcement Date through and including time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Manager (with a copy to their counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Manager, (ii) provide the Manager with the officers’ certificate, opinions/letters of counsel and accountants’ letters called for by Sections 7(o), (p), (q), (r), and (s) hereof; respectively, (iii) afford the Manager the opportunity to conduct a due diligence review in accordance with Section 7(m) hereof and (iv) file such Earnings 8-K with the Commission prior to the commencement of any offer, sale or delivery of Securities during such period. The provisions of clause (ii) of Section 6(g) hereof shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel and accountants’ letters pursuant to this Section 6(h) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 7 hereof and (B) other than as set forth in this Section 6(h), this Section 6(h) shall in no way affect or limit the operation of the provisions of clauses (i) and (iii) of Section 6(h), which shall have independent application.

SECTION 7 COVENANTS OF THE COMPANY.

The Company covenants with the Manager as follows:

(a)    Registration Statement Amendments. After the date of this Agreement and during any Selling Period or period in which a Prospectus relating to any Securities is required to be delivered by the Manager under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will promptly notify the Manager of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference therein, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the request of the Manager, any amendments or supplements to the Registration Statement or Prospectus that, in the reasonable opinion of the Manager, may be necessary or advisable in connection with the distribution of the Securities by the Manager, including any pricing supplement disclosing the offer and sale of the Securities covered by a Terms Agreement (provided, however, that the failure of the Manager to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Manager’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference into the Registration Statement, relating to the Securities or a security convertible into the Securities unless a copy thereof has been submitted to the Manager within a reasonable period of time before the filing and the Manager has not reasonably objected thereto (provided, however, that the failure of the Manager to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Manager’s right to rely on the representations and warranties made by the Company in this Agreement); and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference into the Registration Statement, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8)).

(b)    Notice of Commission Stop Orders. The Company will advise the Manager promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the

Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c)    Delivery of Registration Statement and Prospectus. The Company will furnish to the Manager and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any Selling Period or period in which a Prospectus relating to the Securities is required to be delivered under the Securities Act, in such quantities and at such locations as the Manager may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Manager to the extent such document is available on EDGAR. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Manager will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)    Continued Compliance with Securities Laws. If at any time during any Selling Period or period when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Manager or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or (iii) amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Manager to suspend the offering of Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Manager such number of copies of such amendment or supplement as the Manager may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, prevailing at that subsequent time, not misleading, the Company will promptly notify the Manager to suspend the offering of Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. In connection with a Terms Agreement, the Company will prepare and file with the Commission, subject to Section 7(a), a pricing supplement with respect to the offer and sale of Securities covered by such Terms Agreement.

(e)    Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with the Manager, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Manager may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement).

(f)    Rule 158. The Company will make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Manager the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act and Rule 158.

(g)    Use of Proceeds. The Company will use the Net Proceeds received by them from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h)    Listing. During any Selling Period or any period in which the Prospectus relating to the Securities is required to be delivered by the Manager under the Securities Act with respect to a pending sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Securities to be listed on the NYSE.

(i)    Filings with the NYSE. The Company will timely file with the NYSE all material applications, documents, forms, agreements and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j)    Reporting Requirements. The Company, during any Selling Period or period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k)    Notice of Other Sales. During any Selling Period, the Company shall provide the Manager notice as promptly as reasonably possible (and, in any event, at least two (2) business days) before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Securities offered pursuant to the provisions of this Agreement or any Alternative Distribution Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire shares of Common Stock; provided, that such notice shall not be required in connection with (i) the issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or shares of Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets, or (iii) the issuance or sale of shares of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time, provided the implementation of such dividend reinvestment plan is disclosed to the Manager in advance.

(l)    Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Securities, advise the Manager promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Manager pursuant to this Agreement.

(m)    Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Manager or its agent in connection with the transactions contemplated hereby (including due diligence reviews conducted in connection with each Representation Date), including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Manager may reasonably request.

(n)    Disclosure of Sales. The Company will disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K in respect of any quarter in which sales of Securities were made under this Agreement, and/or, at the Company’s option, in a Current Report on Form 8-K, the number of Securities sold under this Agreement and any Alternative Distribution Agreement, the Net Proceeds to the Company and the compensation payable by the Company with respect to such sales.

(o)    Representation Dates; Certificates. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Manager as principal on a Settlement Date and each time the Company:

(i)    files the Prospectus relating to the Securities or amends or supplements the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities;

(ii)    files an Annual Report on Form 10-K under the Exchange Act;

(iii)    files a Quarterly Report on Form 10-Q under the Exchange Act; or

(iv)    files a Current Report on Form 8-K containing amended financial information (other than an Earnings Announcement or to “furnish” information pursuant to Item 2.02 or 7.01 of Form 8-K under the Exchange Act);

(each such date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”), the Company shall furnish the Manager with the certificate, in the form attached as Exhibit E hereto as promptly as possible and in no event later than three (3) Trading Days after any Representation Date. The requirement to provide certificates under this

Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Securities following a Representation Date when the Company relied on such waiver and did not provide the Manager with certificates under this Section 7(o), then before the Company delivers the Placement Notice or the Manager sells any Securities, or enters into any Terms Agreement with any Manager or Managers, the Company shall provide the Manager with certificate, in the form attached as Exhibit E hereto, dated the date of the Placement Notice.

(p)    Opinion of Counsel for Company. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Manager as principal on a Settlement Date, and as promptly as possible and in no event later than three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver the certificate in the form attached as Exhibit E hereto for which no waiver is applicable, the Company shall cause to be furnished to the Manager a written opinion and a 10b-5 statement of Vinson & Elkins L.L.P., counsel for the Company, in form and substance satisfactory to the Manager and its counsel, dated the date that the opinion and 10b-5 statement is required to be delivered, substantially similar to the form attached as Exhibit F hereto, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented.

(q)    Opinion of Tax Counsel. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Manager as principal on a Settlement Date, and as promptly as possible and in no event later than three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver the certificate in the form attached as Exhibit E hereto for which no waiver is applicable, the Company shall cause to be furnished to the Manager a written opinion of Vinson & Elkins L.L.P., tax counsel for the Company, in form and substance satisfactory to the Manager and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached as Exhibit G hereto, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented.

(r)    Maryland Counsel Legal Opinion. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Manager as principal on a Settlement Date, and as promptly as possible and in no event later than three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver the certificate in the form attached as Exhibit E hereto for which no waiver is applicable, the Manager shall have received the favorable opinion of Venable LLP, Maryland counsel for the Company, dated the date that the opinion is required to be delivered, substantially similar to the form attached as Exhibit H hereto, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish the Manager with a letter to the effect that the Manager may rely on a prior opinion delivered under this Section 7(r) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(s)    Comfort Letters. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Manager as principal on a Settlement Date, and as promptly as possible and in no event later than three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver the certificate in the form attached as Exhibit E hereto for which no waiver is applicable, the Company (a) shall cause its independent accountants to furnish the Manager a letter (a “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Manager, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter, and (b) shall cause any accounting firm that has audited any financial statements with respect to real estate operations acquired or to be acquired prepared in accordance with Rule 3-14 of Regulation S-X (“3-14 Financial Statements”) included, or incorporated by reference in, the Registration Statement and the Prospectus, to furnish the Manager a letter (a “3-14 Comfort Letter”), dated the date the 3-14 Comfort Letter is delivered, in form and substance satisfactory to the Manager, (i) if applicable, confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters with respect to 3-14 Financial Statements in connection with registered public offerings (the first such letter, the “Initial 3-14 Comfort Letter”) and (iii) updating the Initial 3-14 Comfort Letter with any information that would have been included in the Initial 3-14 Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided, however, that no such 3-14 Comfort Letter shall be required to be delivered with respect to any 3-14 Financial Statements prepared for the Company’s acquired real estate operations that have been reflected in the audited consolidated financial statements of the Company for at least nine months.

(t)    Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Manager; provided, however, that the Company may bid for and purchase shares of its Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(u)    Compliance with Laws. The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(v)    Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Securities as contemplated by the provisions hereof and the Prospectus.

(w)    No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Manager in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than the Manager in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by the Manager as principal or agent hereunder.

(x)    Qualification and Taxation as a REIT. The Company will use its best efforts to continue to qualify for taxation as a REIT under the Code for its taxable year ending December 31, 2021, and thereafter, and will not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified.

(y)    Renewal of Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement (the “Renewal Date”). If, immediately prior to the Renewal Date, this Agreement has not terminated and a prospectus is required to be delivered or made available by the Manager under the Securities Act or the Exchange Act in connection with the sale of such Securities, the Company will, prior to the Renewal Date, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Securities, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and will take all other reasonable actions necessary or appropriate to permit the public offer and sale of such Securities to continue as contemplated in the expired registration statement relating to such Securities. References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be.

To the extent that the Registration Statement is not available for the sales of the Securities as contemplated by this Agreement or the Company otherwise is unable to make the representations set forth in Section 5(a) hereof at any time when such representations are required, the Company shall file a new registration statement with respect to any additional Securities necessary to complete such sales of the Securities and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(z)    Rights to Refuse Purchase. If, to the knowledge of the Company, all filings required by Rule 424 under the Securities Act in connection with the offering of the Securities shall not have been made or the representations and warranties of the Company in Section 5 hereof shall not be true and correct on any applicable Settlement Date, the Company will offer to any person who has agreed to purchase Securities from the Company as a result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Securities.

SECTION 8 PAYMENT OF EXPENSES.

(a)    Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Manager, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Securities to the Manager, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company, (iv) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Manager in connection therewith and in connection with the preparation of a state securities law or “blue sky” survey and any supplements thereto up to an aggregate amount not to exceed $10,000, (v) the printing and delivery to the Manager of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Manager to investors, (vi) the fees and expenses of the custodian and the transfer agent and registrar for the Securities, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Manager in connection with, the review by FINRA of the terms of the sale of the Securities up to an aggregate amount not to exceed $1,000 and (viii) the fees and expenses incurred in connection with the listing of the Securities on the NYSE.

(b)    Termination of Agreement. If this Agreement is terminated by the Manager in accordance with the provisions of Section 9 or Section 12(a) (i) or (iii) (with respect to the first clause only) hereof, the Company shall reimburse the Manager and the Alternative Managers for all reasonable out of pocket expenses, including reasonable fees and disbursements of counsel incurred by the Manager and the Alternative Managers in connection with the transactions contemplated by this Agreement and the Alternative Distribution Agreements, unless Securities having an aggregate offering price of $10,000,000 or more have previously been offered and sold under this Agreement and/or the Alternative Distribution Agreements; provided, however that the expenses shall not exceed an aggregate amount under this Agreement and the Alternative Distribution Agreements of $50,000.

SECTION 9 CONDITIONS OF THE OBLIGATIONS OF THE MANAGER.

The obligations of the Manager hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)    Effectiveness of Registration Statement. The Registration Statement shall have become effective and shall be available for (i) all sales of Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Securities contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b)    No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)    No Misstatement or Material Omission. The Manager shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains a material untrue statement of fact or omits to state a material fact that is required to be stated therein or is necessary to make the statements therein not misleading.

(d)    Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change to the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company and each of its subsidiaries considered as one enterprise.

(e)    Opinion of Counsel for Company. The Manager shall have received the favorable opinions of Vinson & Elkins L.L.P., required to be delivered pursuant to Section 7(p) hereof on the date on which such delivery of such opinion is required pursuant to Section 7(p) hereof.

(f)    Opinion of Tax Counsel for Company. The Manager shall have received the favorable opinions of Vinson & Elkins L.L.P., required to be delivered pursuant to Section 7(q) hereof on the date on which such delivery of such opinion is required pursuant to Section 7(q) hereof.

(g)    Opinion of Maryland Counsel for the Company. The Manager shall have received the favorable opinions of Venable LLP, required to be delivered pursuant to Section 7(r) hereof on the date on which such delivery of such opinion is required pursuant to Section 7(r) hereof.

(h)    Opinion of Counsel for the Manager. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and each time Securities are delivered to the Manager as principal on the Settlement Date, as promptly as possible and in no event later than three (3) Trading Days after each Representation Date with respect to which no waiver is applicable, the Manager shall have received the favorable opinion of Hunton Andrews Kurth LLP, counsel for the Manager, dated the date the opinion is required to be delivered, in customary form and substance satisfactory to the Manager, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Hunton Andrews Kurth LLP may rely as to matters involving the laws of the State of Maryland upon the opinion of Venable LLP referred to in Section 7(r) hereof.

(i)    Representation Certificate. The Manager shall have received the certificate required to be delivered pursuant to Section 7(o) hereof on the date on which delivery of such certificate is required pursuant to Section 7(o) hereof.

(j)    Accountant’s Comfort Letters. The Manager shall have received the Comfort Letters required to be delivered pursuant to Section 7(s) hereof on the date on which such delivery of such Comfort Letters are required pursuant to Section 7(s) hereof.

(k)    Approval of Listing. The Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(l)    No Suspension. Trading in the Securities shall not have been suspended on the NYSE.

(m)    Additional Documents. On each date on which the Company is required to deliver certificates pursuant to Section 7(o) hereof, counsel for the Manager shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(n)    Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(o)    Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Manager by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 9 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 16, 20 and 21 hereof shall survive such termination and remain in full force and effect. For the avoidance of doubt, any such termination shall not affect or impair any party’s obligations with respect to any Securities sold hereunder prior to the occurrence thereof or any Securities sold under any Alternative Distribution Agreement.

SECTION 10 INDEMNIFICATION AND CONTRIBUTION.

Subject to the limitations in this paragraph below, the Company agrees to indemnify and hold harmless the Manager, the directors, officers, employees, affiliates and agents of the Manager, and each person, if any, who controls the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus or in any amendment or supplement thereto, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; except with respect to (i) or (ii) to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of the Manager, expressly for use in connection therewith. This indemnification shall be in addition to any liability that the Company may otherwise have.

If any action or claim shall be brought against the Manager or any person controlling the Manager in respect of which indemnity may be sought against the Company, the Manager or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), and such indemnifying party or parties shall assume the defense thereof, including the employment of counsel reasonably acceptable to the Manager or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. The Manager or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Manager or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Manager or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both the Manager or such controlling person and the indemnifying party(s), and the Manager or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Manager that may not be available to the Company, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of the Manager or such controlling person (but the Company shall not be liable for the fees and expenses of more than one counsel for the Manager and such controlling persons)). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless the Manager and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first paragraph of this Section 10.

The Manager agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and its officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Company to the Manager, but only with respect to information furnished in writing by or on behalf of the Manager expressly for use in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company or any of its directors, any of its officers or any such controlling person based on the Registration Statement, the Prospectus or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Manager pursuant to this paragraph, the Manager shall have the rights and duties given to the Company by the immediately preceding paragraph (except that if the Company shall have assumed the defense thereof the Manager shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Manager’s expense), and the Company, its directors, its officers and any such controlling persons, shall have the rights and duties given to the Manager by the immediately preceding paragraph.

In any event, (i) the Company will not, without the prior written consent of the Manager, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the Manager or any person who controls the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) and (ii) the Manager will not, without the prior written consent of the Company, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder, unless, in the case of the Company or the Manager, (x) such settlement (1) includes an unconditional release of each indemnified party from all liability arising out of or based upon such proceeding or threatened claim, action, suit or proceeding and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or consent to the entry of any judgment.

If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 10, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 10 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

If the indemnification provided for in this Section 10 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Manager on the other hand, from the offering and sale of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company on the one hand, and the Manager on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Manager, on the other hand, in connection with the applicable offering of Securities, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company, on the one hand, bear to the total commissions received by the Manager in connection with the applicable offering of Securities, on the other hand. The relative fault of the Company on the one hand, and the Manager on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or by the Manager on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Manager agree that it would not be just and equitable if contribution pursuant to this Section 10 was determined by a pro rata allocation (even if the Manager were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, the Manager shall not be required to contribute any amount in excess of the amount of the commissions received by it in connection with the Securities sold by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 10 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 10 shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Manager or any person controlling the Manager, the Company and its directors, its officers or any person controlling the Company, (ii) acceptance of any Securities and payment therefor hereunder and (iii) any termination of this Agreement. A successor to the Manager or any person controlling the Manager, or to the Company, its directors, its officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 10.

The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies that otherwise may be available to any indemnified person at law or in equity.

The indemnity and contribution provisions contained in this Section 10 shall remain operative and in full force and effect regardless of any termination of this Agreement.

SECTION 11 REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Manager or any of its Affiliates or selling agents, any person controlling the Manager or its officers or directors, or by or on behalf of the Company or any person controlling the Company, and shall survive delivery of the Securities to the Manager and shall survive delivery and acceptance of the Securities and payment therefor or any termination of this Agreement.

SECTION 12 TERMINATION OF AGREEMENT.

(a)    Termination; General. The Manager may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company and each of its subsidiaries considered as one enterprise whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof, any acts of terrorism involving the United States or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of the Manager, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in the Securities has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either U.S. federal or New York authorities.

(b)    Termination by the Company. Subject to Section 12(f) hereof, the Company shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c)    Termination by the Manager. Subject to Section 12(f) hereof, the Manager shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d)    Automatic Termination. Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of Securities through the Manager or the Alternative Managers on the terms and subject to the conditions set forth herein or in the Alternative Distribution Agreements, as applicable, with an aggregate Sales Price equal to the Maximum Amount.

(e)    Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f)    Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Securities, such Securities shall settle in accordance with the provisions of this Agreement. For the avoidance of doubt, any such termination shall not affect or impair any party’s obligations with respect to any Securities sold hereunder prior to the occurrence thereof or any Securities sold under any Alternative Distribution Agreement.

(g)    The Manager may terminate a Terms Agreement to which it is a party, at any time at or prior to the Settlement Date, (i) if there has been, in such judgment of the Manager, since the time of execution of such Terms Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and each of its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, that makes it impractical to proceed with the offering or delivery of the Securities pursuant to the Terms Agreement or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Manager, impracticable or inadvisable to proceed with the completion of the offering of Securities contemplated by such Terms Agreement or to enforce contracts for the sale of such Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either U.S. federal or New York authorities.

(h)    If the Company and two or more Managers enter into a Terms Agreement pursuant to which such Managers agree to purchase Securities from the Company as principal and one or more of such Managers shall fail at the Settlement Date to purchase the Securities which it or they are obligated to purchase (the “Defaulted Securities”), then the nondefaulting Managers shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Managers or underwriters to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i)    if the number of Defaulted Securities does not exceed 10% of the number of Securities to be so purchased by all of such Managers on the Settlement Date, the nondefaulting Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all nondefaulting Managers; or

(ii)    if the number of Defaulted Securities exceeds 10% of the number of Securities to be so purchased by all of such Mangers on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any nondefaulting Manager.

(i)    No action taken pursuant to this Section 12(i) shall relieve any defaulting Manager from liability in respect of its default. In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Managers or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

(j)    Liabilities. If this Agreement is terminated pursuant to this Section 12, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, and Section 20 hereof shall survive such termination and remain in full force and effect.

SECTION 13 NOTICES.

Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

(a)    Notices to the Company shall be directed to:

CTO Realty Growth, Inc.

1140 N. Williamson Blvd., Suite 140

Daytona Beach, FL 32114

Attention: General Counsel

with a copy to:

Vinson & Elkins L.L.P.

901 East Byrd Street, Suite 1500

Richmond, VA 23219

Attention: Zachary A. Swartz

(b)    Notices to the Manager shall be directed to:

[NAME]

[ADDRESS]

[ADDRESS]

Attention: [                    ]

with a copy to:

Hunton Andrews Kurth LLP

951 E. Byrd Street

Richmond, VA 23219

Attention: James V. Davidson

SECTION 14 PARTIES.

This Agreement shall inure to the benefit of and be binding upon the Manager, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Manager, the Company and their respective successors and the controlling persons and officers, directors, employees or affiliates referred to in Section 10 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Manager, the Company and their respective successors, and said controlling persons and officers, directors, employees or affiliates and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Manager shall be deemed to be a successor by reason merely of such purchase.

SECTION 15 ADJUSTMENTS FOR SHARE SPLITS.

The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Securities.

SECTION 16 GOVERNING LAW AND TIME.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17 EFFECT OF HEADINGS.

The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 18 RESEARCH ANALYST INDEPENDENCE.

The Company acknowledges that (a) the Manager’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Manager’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Common Stock and/or the offering that differ from the views of their respective investment banking divisions.

SECTION 19 PERMITTED FREE WRITING PROSPECTUSES.

The Company represents, warrants and agrees that, unless it obtains the prior consent of the Manager, and the Manager represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Manager or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit I hereto are Permitted Free Writing Prospectuses.

SECTION 20 ABSENCE OF FIDUCIARY RELATIONSHIP.

The Company acknowledges and agrees that:

(a)    The Manager is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship among the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Manager, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Manager has advised or is advising the Company on other matters, and the Manager has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)    the public offering price of the Securities set forth in this Agreement was not established by the Manager;

(c)    it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)    the Manager has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e)    it is aware that the Manager and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Manager has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise;

(f)    the Manager and its affiliates may engage in trading in the Common Stock for their own account or for the account of its clients at the same time as sales of the Securities occur pursuant to this Agreement; and

(g)    it waives, to the fullest extent permitted by law, any claims it may have against the Manager for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Manager shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of the Company.

SECTION 21 CONSENT TO JURISDICTION.

Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 22 PARTIAL UNENFORCEABILITY.

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 23 WAIVER OF JURY TRIAL.

Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Manager hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 24 COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 25 AMENDMENTS AND WAIVERS.

Any provision or requirement of this Agreement may be waived or amended in any respect by a writing signed by the parties hereto. No waiver or amendment shall be enforceable against any party hereto unless in writing and signed by the party against which such waiver is claimed. A waiver of any provision or requirement of this Agreement shall not constitute a waiver of any other term and shall not affect the other provisions of this Agreement. A waiver of a provision or requirement of this Agreement will apply only to the specific circumstances cited therein and will not prevent a party from subsequently requiring compliance with the waived provision or requirement in other circumstances.

SECTION 26 RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES.

(a)    In the event that the Manager is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that the Manager is a Covered Entity or a BHC Act Affiliate of such Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 26, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and between the Manager and the Company in accordance with its terms.

Very truly yours,

CTO REALTY GROWTH, INC.

By:
Name:
Title:

[Signature Page to Equity Distribution Agreement (CTO)]

CONFIRMED AND ACCEPTED, as of the date first above written:

[NAME], as Manager

By:
Name:
Title:

[Signature Page to Equity Distribution Agreement (Manager)]

EXHIBIT A

TERMS AGREEMENT

CTO Realty Growth, Inc.

Shares of Common Stock

($0.01 par value per share)

[ADDRESS OF MANAGER[S]]

Ladies and Gentlemen:

CTO Realty Growth, Inc., a Maryland corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and the Equity Distribution Agreements, each dated [•], 2021 (the “Sales Agreements”), between the Company, the Manager, and [•] to issue and sell to [•] and [•] as principal for resale ([collectively,] the “Underwriter[s]”), and the Underwriter[s severally] agree[s] to purchase from the Company the shares of Common Stock specified in Schedule A hereto (the “[Initial] Securities”)[, and to grant to the Underwriter[s] the option to purchase the additional shares of Common Stock specified in Schedule A hereto (the “Option Securities”, and together with the Initial Securities, the “Securities”)], [in each case,] on the terms specified in Schedule A hereto. Capitalized terms used but and not defined herein have the respective meanings ascribed thereto in the Sales Agreements.

[The Company grants an option to the Underwriter[s, severally and not jointly, ]to purchase up to an additional [•] Option Securities at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter[s] to the Company setting forth the number of Option Securities as to which the [several] Underwriter[s] [is][are] then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter[s], but shall not be earlier than two nor later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below). If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as [•] in its sole discretion shall make to eliminate any sales or purchases of fractional shares. For purposes of clarity, the parties hereto agree that the officers’ certificate, opinions and letter of counsel and comfort letter referred to in Sections 7(p), (q), (r) and (s), respectively, of the Sales Agreement are required to be delivered by or on behalf of the Company on the Settlement Date.]

Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Hunton Andrews Kurth LLP at 951 E. Byrd Street Richmond, VA 23219, or at such other place as shall be agreed upon by the Underwriter[s] and the Company, at 9:00 A.M. (New York City time) on the second (or third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 12(h) of the Sales Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter[s] and the Company (such time and date of payment and delivery being herein called “Settlement Date”).

[In addition, in the event that any or all of the Option Securities are purchased by the Underwriter[s], payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter[s] and the Company, on each Date of Delivery as specified in the notice from the Underwriter[s] to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriter[s for their respective accounts for the Securities to be purchased by them.] [It is understood that each Underwriter has authorized [•] as representative of the Underwriters, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. [•], individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Settlement Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.]

Each of the provisions of the Sales Agreement not related solely to the Manager, as manager of the Company is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Applicable Time [and any Date of Delivery].

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter[s] and the Company in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Very truly yours,

CTO REALTY GROWTH, INC.

By:
Name:
Title:

Accepted as of the date hereof:

[Underwriter[s]]

By:
Name:
Title:

SCHEDULE A

[The initial public offering price per share for the Securities shall be $[●].]

[The purchase price per share for the Securities to be paid by the several Underwriters shall be $[●], being an amount equal to the initial public offering price set forth above less $[●] per share, subject to adjustment for Option Securities for any distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.]

Name of Underwriter	Number of Initial Securities
[●]	[●]
[●]	[●]
[●]	[●]

Total	[●]

Schedule A-1

EXHIBIT B

FORM OF PLACEMENT NOTICE

                                 , 20

[NAME]

[ADDRESS]

[ADDRESS]

Attention:	[ ]
(facsimile number: [ ])
Email:	[ ]

Reference is made to the Equity Distribution Agreement by and between CTO Realty Growth, Inc., a Maryland corporation (the “Company”), and [NAME] (in its capacity as agent for the Company in connection with the offering and sale of any Securities thereunder, “Manager”), dated as of April 30, 2021 (the “Equity Distribution Agreement”). Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them in the Equity Distribution Agreement. The Company confirms that all conditions to the delivery of this Placement Notice are satisfied as of the date hereof.

The Company represents and warrants that each representation, warranty, covenant and other agreement of the Company contained in the Equity Distribution Agreement is true and correct on the date hereof, and that the Prospectus, including the documents incorporated by reference therein, and any applicable Issuer Free Writing Prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Number of Days in Selling Period:

First Date of Selling Period:

Maximum Number of Securities to be Sold:

Placement Amount: $

Floor Price (Adjustable by Company during the Selling Period, and in no event less than $1.00 per share): $        per share

B-1

EXHIBIT C

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

[NAME], as Manager

Name	Email
[●]	[●]
[●]	[●]
[●]	[●]

CTO Realty Growth, Inc.

Name	Email

C-1

EXHIBIT D

COMPENSATION

The Manager shall be paid compensation at a mutually agreed rate, not to exceed 2.0% of the gross sales price of Securities pursuant to the terms of this Agreement. The foregoing rate of compensation shall not apply when the Manager acts as principal pursuant to a Terms Agreement, in which case the Company may sell Securities to the Manager as principal at a price set forth in such Terms Agreement.

D-1

EXHIBIT E

OFFICERS’ CERTIFICATE OF THE COMPANY

E-1

EXHIBIT F

FORM OF CORPORATE OPINION OF

VINSON & ELKINS L.L.P.

F-1

EXHIBIT G

FORM OF TAX OPINION OF

VINSON & ELKINS L.L.P.

G-1

EXHIBIT H

FORM OF OPINION OF VENABLE LLP

H-1

EXHIBIT I

PERMITTED FREE WRITING PROSPECTUS

None.

I-1